Filed pursuant to Rule 424(b)(5)

Registration No. 333-214259

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.25% Convertible Senior Notes due 2022	$125,000,000	$14,487.50
Common stock, no par value	(2)(3)	(2)

(1)	The filing fee, calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”), was transmitted to the Securities and Exchange Commission on October 27, 2016 in connection with the securities offered under Registration Statement File No. 333-214259 by means of this prospectus supplement.
(2)	There are also being registered hereby an indeterminate number of common shares into which the 4.25% Convertible Senior Notes due 2022 may be converted. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is payable where convertible securities and the securities into which conversion is offered are registered at the same time and no additional consideration is to be received in connection with the exercise of the conversion privilege.
(3)	Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

Prospectus supplement

(To prospectus dated October 26, 2016)

$125,000,000

4.25% Convertible Senior Notes due 2022

NOTES

•	We are offering $125,000,000 aggregate principal amount of our 4.25% convertible senior notes due 2022 (the “notes”).

•

We will pay 4.25% interest per annum on the principal amount of the notes semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2017. Interest will accrue on the notes from, and including November 1, 2016 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date of the notes, as the case may be.

•	The notes will mature on May 1, 2022, unless earlier converted, redeemed or repurchased by us.

CONVERSION

•	Holders may convert their notes at their option prior to February 1, 2022 only under the following circumstances:

•

during any calendar quarter after the calendar quarter ending December 31, 2016, if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•	if we have called the notes for redemption and the redemption has not yet occurred; and

•	if we make certain distributions on shares of our common stock or engage in certain corporate transactions.

•

The notes will be convertible irrespective of the foregoing circumstances from, and including, February 1, 2022 to, and including, the business day immediately preceding the maturity date of the notes.

•

The initial conversion rate, subject to adjustment, will be 71.9748 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $13.89 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes—Conversion Rights.”

•

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion.” At any time on or prior to the 23rd business day immediately preceding the maturity date, we may make an irrevocable election to satisfy our conversion obligation by (x) delivering solely shares of our common stock or (y) paying cash up to the aggregate principal amount of the notes to be converted and delivering shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes—Conversion Rights—Irrevocable Election of Full Physical Settlement” and “Description of Notes—Conversion Rights—Irrevocable Election of Net Share Settlement.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes—Conversion Rights.”

•

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

OPTIONAL REDEMPTION AND REPURCHASE

•

Prior to November 1, 2019 the notes will not be redeemable. On or after November 1, 2019, we may, at our option, redeem (a “conversion price trigger redemption”) some or all of the notes, if the closing sale price of our common stock has been at least 130% of the conversion price then in effect on (x) the trading day immediately preceding the date on which we provide a redemption notice and (y) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide such redemption notice. The redemption price for each $1,000 principal amount of notes to be redeemed (the “conversion price trigger redemption price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the redemption date, plus (iii) the make-whole premium, in each case as described under “Description of Notes—Optional Redemption.”

•

Holders may require us to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest at any time prior to the notes’ maturity following a fundamental change, as further described under “Description of Notes—Holders May Requires Us to Repurchase Their Notes Upon a Fundamental Change.”

RANKING

•

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. As of September 30, 2016, we had approximately $678 million of consolidated indebtedness outstanding. Our subsidiaries have guaranteed certain loans and other obligations under our credit agreement as more fully described under “Description of Other Indebtedness—Credit Agreement.”

LISTING

•	The notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”). We do not intend to apply for a listing of the notes on any stock exchange.

•	Our common stock is listed on NYSE under the symbol “HLX.” On October 26, 2016, the closing sale price of our common stock on the NYSE was $9.75 per share of our common stock.

Investing in the notes involves significant risks. See “Risk Factors” beginning on page S-7.

	Per Note	Total
Public offering price of the notes	$1,000.00	$125,000,000.00
Underwriting discounts and commissions in connection with the notes offering	$22.50	$2,812,500.00
Proceeds, before expenses, to us	$977.50	$122,187,500.00

We expect that the notes will be ready for delivery in book-entry-only form through The Depository Trust Company on November 1, 2016.

Sole Manager

RAYMOND JAMES

October 26, 2016

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or sale is unlawful. We are offering to sell, and seeking offers to buy, notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. You should assume that the information included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus or the information we have incorporated by reference. Our financial condition, results of operations and business prospects may have changed since that date.

FORWARD LOOKING STATEMENTS

This prospectus supplement contains forward-looking information regarding Helix Energy Solutions Group, Inc. and represents our expectations and beliefs concerning future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which are subject to change;

•

statements regarding the construction, upgrades or acquisition of vessels or equipment and any anticipated costs related thereto, including the construction of our Q7000 vessel and the construction of the Siem Helix 2 to be used in connection with our contracts to provide well intervention services offshore Brazil;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital, debt and liquidity, or other financial items;

•	statements regarding our backlog and long-term contracts;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding our trade receivables and their collectability;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements regarding our ability to retain key members of our senior management and key employees;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include:

•	the impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

S-i

•	the impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•	the impact of any potential cancellation, deferral or modification of our work or contracts by our customers;

•

unexpected delays in the delivery or chartering or customer acceptance of new vessels for our well intervention and robotics fleet, including the Q7000, the Grand Canyon III, and the Siem Helix 1 and the Siem Helix 2 to be used to perform contracted well intervention work offshore Brazil;

•	unexpected future capital expenditures, including the amount and nature thereof;

•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;

•	the effects of our indebtedness and our ability to reduce capital commitments;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments;

•	the impact of the vote in the U.K. to exit the European Union on our business, operations and financial condition, which is unknown at this time;

•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the effectiveness of our current and future hedging activities;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

Our actual results could differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” beginning on page S-7 of this prospectus supplement. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

S-ii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov). Our Central Index Key, or CIK, on the SEC Website is 866829.

We make available, free of charge, through our investor relations website, our proxy statements, annual reports, quarterly reports, current reports, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.helixesg.com and the address for the investor relations page of our website is http://phx.corporate-ir.net/phoenix.zhtml?c=94139&p=irol-irhome (neither of which is intended to be an active hyper link in this prospectus supplement). The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement of the information contained at that site.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the notes, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus, the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offer and sale of notes under this prospectus supplement and the accompanying prospectus is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 22, 2016, for the quarter ended June 30, 2016, filed with the SEC on July 22, 2016 and for the quarter ended September 30, 2016, filed with the SEC on October 21, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, April 25, 2016, May 12, 2016, May 26, 2016, June 3, 2016, and August 11, 2016;

•

the portions of our definitive Proxy Statement for our Annual Meeting of Shareholders held on Thursday, May 12, 2016 that are deemed “filed” with the SEC under the Exchange Act, filed on March 28, 2016; and

•

the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus supplement, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North,

Suite 400

Houston, TX 77043

(281) 618-0400

S-iv

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes offered hereby. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus carefully, including the “Risk Factors” section of this prospectus supplement beginning on page S-7, as well as our financial statements and the notes thereto, which are incorporated by reference herein, before making an investment decision. References in this prospectus supplement to “Helix,” “Company,” “we,” “us” and “our” refer to Helix Energy Solutions Group, Inc. and its subsidiaries, unless the context otherwise requires.

Overview

We are an international offshore energy company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe that focusing on these services will deliver favorable long-term financial returns. From time to time, we make strategic investments that expand our service capabilities or add capacity to existing services in our key operating regions. We seek to provide services and methodologies that we believe are critical to maximizing production economics. We provide services primarily in deepwater in the U.S. Gulf of Mexico, North Sea, Asia Pacific and West Africa regions, and are expanding our operations offshore Brazil. Our “life of field” services are segregated into three reportable business segments: Well Intervention, Robotics and Production Facilities.

Corporate information

Helix was originally incorporated in California in 1979 and later reincorporated in the state of Minnesota in 1983. Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043; phone number 281-618-0400. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “HLX.” We maintain a website at http://www.HelixESG.com, however, the information on our website is not part of this prospectus supplement, and you should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement when making a decision whether to invest in the notes.

THE OFFERING

Issuer	Helix Energy Solutions Group, Inc., a Minnesota corporation.

Securities	$125,000,000 aggregate principal amount of 4.25% Convertible Senior Notes due 2022.

Maturity	May 1, 2022, unless earlier redeemed, repurchased or converted.

Issue price	100% plus accrued interest, if any, from November 1, 2016.

Interest Payment Dates	We will pay 4.25% interest per annum on the principal amount of the notes payable semi-annually in arrears on May 1 and November 1 of each year, starting on May 1, 2017, to holders of record at the close of business on the preceding April 15 and October 15, respectively. Interest will accrue on the notes from and including November 1, 2016 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding the next interest payment date or maturity date, as the case may be.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. As of September 30, 2016 we had approximately $678 million of consolidated indebtedness outstanding. Certain of our subsidiaries have guaranteed certain loans under our credit agreement as more fully described under “Description of Other Indebtedness—Credit Agreement”

Conversion Rights	Holders may convert their notes at their option prior to February 1, 2022 only under the following circumstances:

•

during any calendar quarter after the calendar quarter ending December 31, 2016, if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter;

•	during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•	if we have called the notes for redemption and the redemption has not yet occurred; and

•

if we make certain distributions on shares of our common stock or engage in certain corporate transactions, as described under “Description of Notes—Conversion upon the occurrence of certain corporate transactions.”

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, February 1, 2022 to, and including, the business day immediately preceding the maturity date.

The initial conversion rate, subject to adjustment, will be 71.9748 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $13.89 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes—Conversion Rights.”

Upon conversion, we will have the right to deliver shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case as described under “Description of Notes—Conversion Rights—Settlement Upon Conversion.” At any time on or prior to the 23rd business day immediately preceding the maturity date, we may make an irrevocable election to satisfy our conversion obligation by (x) delivering solely shares of our common stock or (y) paying cash up to the aggregate principal amount of the notes to be converted and delivering shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes—Conversion Rights—Irrevocable Election of Full Physical Settlement” and “Description of Notes—Conversion Rights—Irrevocable Election of Net Share Settlement.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes—Conversion Rights.”

Once we have called the notes for redemption, you may surrender your notes for conversion prior to the close of business on the business day immediately preceding the redemption date.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a note as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the Indenture.

A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Sinking Fund	None.

Optional Redemption	Prior to November 1, 2019 the notes will not be redeemable. On or after November 1, 2019, we may, at our option, redeem (a “conversion price trigger redemption”) some or all of the notes, if the closing sale price of our common stock has been at least 130% of the conversion price then in effect on (x) the trading day immediately preceding the date on which we provide a redemption notice and (y) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide such redemption notice. The redemption price for each $1,000 principal amount of notes to be redeemed (the “conversion price trigger redemption price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the redemption date, plus (iii) the make-whole premium, as described below. See “Description of Notes—Optional Redemption.”

Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change

Holders may require us to repurchase in cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest at any time prior to the notes’ maturity following a fundamental change as further described in this prospectus supplement, see “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.”

Events of Default	If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of Notes—Events of Default.”

Re-opening	We may, without the consent of the holders, reopen the Indenture under which the notes will be issued and issue additional notes with the same terms and with the same CUSIP number as the notes in an unlimited aggregate principal amount, provided that no additional notes may be issued unless they are fungible with the notes offered hereby for United States federal income tax purposes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the notes.

U.S. Federal Income Tax Considerations	A U.S. holder will recognize gain or loss on the sale, exchange, retirement, repurchase, redemption, or other taxable disposition of a note in an amount equal to the difference between the amount realized on the sale, exchange, retirement, repurchase, redemption, or other taxable disposition of a note (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in income) and the U.S. holder’s adjusted tax basis in the note. Any gain recognized on the sale, exchange, retirement, repurchase, redemption, or other taxable disposition of a note generally will be capital gain. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We estimate that our net proceeds from the sale of the notes will be approximately $121.5 million after deducting the underwriting fees and all estimated offering expenses that are payable to us.

We intend to use the net proceeds from the sale of the notes, as well as cash on hand, to repurchase and retire $125.0 million of our existing 3.25% Convertible Senior Notes due 2032 (“3.25% Convertible Senior Notes”), in separate, privately negotiated transactions. See “Use of Proceeds.” For a more complete description of our indebtedness, including a more complete description of the 3.25% Convertible Senior Notes, see “Description of Other Indebtedness” in this prospectus supplement.

DTC Eligibility	The notes will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of Notes—Book Entry Delivery and Form.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Trading Symbol for Our Common Stock	Our common stock is listed on the NYSE under the symbol “HLX.”

Risk Factors	Investment in the notes and the shares of common stock underlying the notes involves risk. You should carefully consider the information contained in “Risk Factors” and all other information included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing in the notes.

For a more complete description of the terms of the notes, see the section entitled “Description of Notes” in this prospectus supplement.

RISK FACTORS

Investing in the notes involves risks. Prior to making a decision whether to invest in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors as well as those incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our other filings we may make from time to time with the SEC.

Risks Related to the Notes and the Underlying Shares of Common Stock

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and are structurally subordinated to all liabilities of our subsidiaries, including trade payables.

The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables. Our obligations under our credit agreement are guaranteed by all of our wholly owned domestic subsidiaries (except Cal Dive I-Title XI, Inc.) and Canyon Offshore Limited, a wholly owned Scottish subsidiary, and are secured by most of our assets and the assets of our wholly owned domestic subsidiaries (except Cal Dive I-Title XI, Inc.) and Canyon Offshore Limited. In addition, we have pledged up to two-thirds of the shares of certain foreign subsidiaries to the lenders as additional security. See “Description of Other Indebtedness—Credit Agreement.” As of September 30, 2016, we had approximately $678 million of consolidated indebtedness outstanding.

In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See “Description of Notes—Ranking.”

None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

Future issuances of shares of common stock and investor hedging activities in connection with the notes offering may depress the trading price of our common stock and the notes.

Any issuance of equity securities after this offering, including any issuance of shares of our common stock upon conversion of the notes or to our employees and directors under our long term incentive plans, could dilute the interests of our existing shareholders, including holders who have received shares of our common stock upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes or any common stock that holders receive upon conversion of the notes.

The share price of our common stock has been, and will likely continue to be, volatile.

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC, factors that may cause volatility in our share price include:

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	additions or departures of key personnel;

•	the realization of any of the risk factors presented in this prospectus supplement; and

•	future sales of common stock.

Furthermore, from time to time the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation and we are currently a defendant to a securities class action claim. This securities class action claim and any other future securities litigation against us could result in substantial costs and divert our management’s attention.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

As described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate,” we will adjust the conversion rate of the notes for certain events, including, among others:

•	the issuance of share dividends on our common stock;

•	the issuance of certain rights or warrants;

•	certain subdivisions and combinations of our capital stock;

•	certain distributions of capital stock, indebtedness or assets; and

•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the shares of common stock underlying your notes may be diluted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur. Also, we will not increase the conversion rate to an amount that exceeds 102.5635 shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences.

Our election to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or our irrevocable election of net share settlement of the notes as described under “Description of Notes—Conversion Rights,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

We will generally deliver the consideration due upon conversion of the notes as soon as practicable, but in no event later than three business days after (1) the last trading day in the cash settlement period (if we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), which will generally be at least 26 trading days after the date holders surrender their notes for conversion or (2) the conversion date (if we have elected to deliver solely shares of our common stock (other than solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement). In addition, if (1) we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or (2) we have irrevocably elected net share settlement of the notes, because the consideration due upon conversion is based on the trading prices of our common stock during the cash settlement period, any decrease in the price of our common stock after you surrender your notes for conversion may significantly decrease the value of the consideration you receive upon conversion. In addition, if the trading price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares of common stock you will receive.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

Generally accepted accounting principles in the United States (“GAAP”) require that an entity separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect on the accounting for the notes is that the equity component would be included in the common stock section of shareholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because GAAP requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

If a make-whole fundamental change occurs prior to the maturity date, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the applicable price, as described in this prospectus supplement. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.”

Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the make-whole fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than $45.00 per share of common stock or less than $9.75 per share of common stock (in each case, subject to adjustment).

Our obligation to increase the conversion rate as described above could also be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies. In addition, we will not increase the conversion rate to an amount that exceeds 102.5635 shares of common stock per $1,000 principal amount of notes (subject to adjustment in the same manner as the conversion rate).

Our level of indebtedness may affect our ability to satisfy our obligations under the notes.

As adjusted to include the sale of the notes we are offering hereby and giving effect to the use of proceeds described herein, our total consolidated long-term debt as of September 30, 2016 would have been approximately $594.1 million (net of a preliminary discount on the notes of approximately $16.9 million) and would have represented approximately 30.7% of our total capitalization as of that date. The Indenture for the notes will not restrict our ability to incur additional indebtedness.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our obligations under the notes;

•

a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to future downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the notes, we could be in default on the notes, and this default could cause us to be in default on our other outstanding indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

We may not have the ability to raise the funds to pay interest on the notes, to repurchase the notes upon a fundamental change, or to pay cash due upon conversion.

The notes bear interest semi-annually at a rate of 4.25% per year. If a fundamental change occurs, holders may require us to repurchase, for cash, all or any portion of their notes at 100% of their principal amount plus accrued and unpaid interest. In addition, upon conversion of the notes, if we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares), or if we have irrevocably elected net share settlement of the notes, we will be required to pay cash in respect of all or a portion of our conversion obligation. We may not have sufficient funds to pay the interest, repurchase price or cash in respect of our conversion obligation when due. If we fail to pay interest on the notes, repurchase the notes or pay any cash payment due upon conversion when required, we will be in default under the Indenture governing the notes. See “Description of Notes—Interest Payments,” “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change” and “Description of Notes—Events of Default.”

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding February 1, 2022, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes until February 1, 2022 or thereafter.

We have made only limited covenants in the Indenture for the notes, and these limited covenants may not protect your investment.

The Indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the Indenture for the notes contains only limited protections in the event of a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but may not constitute a “fundamental change” that permits holders to require us to repurchase their notes or a “make-whole fundamental change” that permits holders to convert their notes at an increased conversion rate. For these reasons, you should not consider the covenants in the Indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

The occurrence of certain “make-whole fundamental changes” or any “fundamental change” will also result in redemption of some of our existing debt arrangements.

The occurrence of certain “make-whole fundamental changes” as described under “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” or the occurrence of any “fundamental change” as described under “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change” pursuant to the terms of the notes will require us to redeem our then outstanding 3.25% Convertible Senior Notes.

You may find it difficult to sell your notes.

Although the underwriter has indicated that it intends to make a market in the notes, it is not obligated to do so and any of their market making activities may be terminated or limited at any time. In addition, although we have registered the offer and sale of the notes under the Securities Act, there can be no assurance as to the liquidity of markets for the notes, the ability of noteholders to sell their notes or the prices at which notes could be sold. The notes may trade at prices that are lower than their initial purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of trading markets for the notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the notes independent of our financial performance or prospects. An active market for the notes may not exist or develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the notes within the time or at the price you desire.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds from this offering, as well as cash on hand, to repurchase and retire $125.0 million of our existing 3.25% Convertible Senior Notes in separate, privately negotiated transactions, but we will retain discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

Certain provisions in the Indenture for the notes, our articles of incorporation, and bylaws could discourage potential acquisition proposals and could deter or prevent a change in control.

If a “fundamental change” occurs, holders of the notes will have the right, at their option, to require us to repurchase all or any portion of their notes. In the event of a “make-whole fundamental change,” we also may be required to increase the conversion rate applicable to notes surrendered for conversion in connection with such make-whole fundamental change. In addition, the Indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes.

Our articles of incorporation give our board of directors the authority, without any action by our shareholders, to fix the rights and preferences on up to 5,000,000 shares of undesignated preferred stock, including dividend, liquidation and voting rights. In addition, our by-laws divide the board of directors into three classes. We are also subject to certain anti-takeover provisions of the Minnesota Business Corporation Act. We also have employment arrangements with all of our executive officers that require cash payments in the event of a “change of control.” Any or all of the provisions or factors described above may discourage a takeover proposal or tender offer not approved by management and the board of directors and could result in shareholders who may wish to participate in such a proposal or tender offer receiving less for their shares than otherwise might be available in the event of a takeover attempt.

An adverse rating of the notes may cause their trading price to fall.

We do not intend to rate the notes, but if a rating agency rates the notes, it may assign a rating that is lower than the ratings assigned to our other debt. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to (and will be the record holder of) our common stock only on the conversion date (if we have elected to deliver solely shares of our common stock (other than solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement of the notes) or the last trading day of the applicable cash settlement period (if we have elected to deliver cash in respect of a portion (but not all) of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), and only to the extent that we are obligated to deliver to you shares of common stock in respect of our conversion obligation. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. In addition, because the notes may be settled by delivery of solely cash, you may not receive any shares upon conversion.

We have never declared or paid cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain earnings, if any, for the future operation and growth of our business. As a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, holders who convert their notes and receive shares of our common stock will not realize a return on their investment unless the trading price of our common stock appreciates, which we cannot assure.

You may have to pay U.S. federal income tax if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

The conversion rate of the notes will be adjusted in certain circumstances, as described under “Description of Notes—Conversion Rights.” Adjustments (or failures to make adjustments) that are considered to have the effect of increasing the proportionate interest of a holder of a note in our assets or earnings may in some circumstances result in a deemed distribution to the holder for U.S. federal income tax purposes, even though the holder has not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution. Any deemed distributions will be taxed in the same manner as an actual distribution, but may not be eligible for the reduced rates of tax applicable to the receipt of dividend income by non-corporate holders or the dividends-received deduction. With respect to a Non-U.S. Holder (as defined below in “Material U.S. Federal Income Tax Considerations”), such deemed distribution, to the extent treated as a dividend, generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty as to which you have appropriately claimed the benefit), which may be set off against subsequent payments or distributions otherwise payable on the notes (or the issuance of common stock upon a conversion of the notes). See “Material U.S. Federal Income Tax Considerations.”

Conversion of notes into cash or a combination of both cash and our common stock will require U.S. holders to recognize taxable gains.

Upon the conversion of a note into cash or a combination of both cash and our common stock, a U.S. holder generally will be required to recognize gain on the conversion for U.S. federal income tax purposes. Prospective investors should carefully review the information regarding tax considerations relevant to an investment in the notes set forth under “Material United States Federal Income Tax Considerations” and are also urged to consult their own tax advisors prior to investing in the notes.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the notes will be approximately $121.5 million after deducting the underwriting fees and all estimated offering expenses that are payable by us. We intend to use the net proceeds from the sale of the notes, as well as cash on hand, to repurchase and retire $125.0 million of our existing 3.25% Convertible Senior Notes, in separate, privately negotiated transactions. For a more complete description of our indebtedness, including a more complete description of the 3.25% Convertible Senior Notes, see “Description of Other Indebtedness” in this prospectus supplement.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NYSE under the symbol “HLX.” The following table sets forth, for the periods indicated, the high and low reported intraday sale prices of our common stock as reported on the NYSE:

		High Intra-Day Price	Low Intra-Day Price
2014	First Quarter	$24.16	$19.44
	Second Quarter	$26.41	$21.59
	Third Quarter	$28.00	$21.91
	Fourth Quarter	$27.70	$19.48

2015	First Quarter	$21.99	$13.06
	Second Quarter	$17.73	$12.45
	Third Quarter	$13.00	$4.57
	Fourth Quarter	$7.75	$4.51

2016	First Quarter	$6.09	$2.06
	Second Quarter	$9.07	$4.87
	Third Quarter	$8.69	$6.48
	Fourth Quarter (through October 26, 2016)	$10.96	$8.05

On October 26, 2016, the last reported closing sale price of our common stock on the NYSE was $9.75 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and growth of our business. In addition, our financing arrangements prohibit the payment of cash dividends on our common stock.

CAPITALIZATION

The following table shows:

•	our actual capitalization as of September 30, 2016; and

•	our capitalization as adjusted to give effect to our issuance and sale of $125.0 million aggregate principal amount of notes in this offering and the application of the net proceeds therefrom.

You should read this table in conjunction with our unaudited condensed consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on October 21, 2016 and incorporated by reference herein.

	September 30, 2016
	(in thousands, except footnote)
	Actual	As Adjusted(1)
Cash and Cash Equivalents	$482,106	$478,073

Long-Term Debt (net of current maturities)
Term Loan	$195,532	$195,532
Revolving Loans	—	—
3.25% Convertible Senior Notes Due 3/15/2032	185,116	60,115
4.25% Convertible Senior Notes Due 5/1/2022	—	125,000
MARAD Debt	77,000	77,000
Nordea Q5000 Loan	169,642	169,642
Unamortized debt discount	(9,448)	(20,346)
Unamortized debt issuance costs	(10,340)	(12,833)

Total Long-Term Debt	$607,502	$594,110

Shareholders’ Equity
Common stock, no par, 240,000 shares authorized, 120,540 shares issued	$1,045,483	$1,054,394
Retained earnings	377,267	374,610
Accumulated other comprehensive loss	(85,574)	(85,574)

Total Shareholders’ Equity	$1,337,176	$1,343,430
Total Capitalization	$1,944,678	$1,937,540

(1)	The notes will increase to the $125.0 million face amount through accretion of non-cash interest charges of the $16.9 million debt discount through May 1, 2022.

DESCRIPTION OF NOTES

We will issue the notes pursuant to an indenture to be entered into on or about the date the notes are first issued (the “Base Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended and supplemented by a first supplemental indenture, to be entered into on or about the date the notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between us and the trustee . The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of the terms of the notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the Indenture. You should read carefully the section entitled “Description of Our Debt Securities” in the accompanying prospectus for a description of other material terms of the notes and the Indenture.

You may request a copy of the Indenture from us as described under “Where You Can Find More Information.”

For purposes of this summary, the terms “Helix,” “Company,” “we,” “us” and “our” refer only to Helix Energy Solutions Group, Inc. and not to any of its subsidiaries, unless we specify otherwise.

General

We are offering $125.0 million aggregate principal amount of our convertible senior notes due 2022 (the “notes”). The notes bear interest at a rate of 4.25% per annum payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2017, to holders of record at the close of business on the preceding April 15 and October 15, respectively, except as described below.

The notes we are offering:

•	will be issued in denominations of integral multiples of $1,000 principal amount;

•	are our unsecured indebtedness and are equal in right of payment to our other senior unsecured indebtedness as described under “—Ranking”;

•

are redeemable by us under certain circumstances, at our option, at a price equal to 100% of the principal amount, plus accrued and unpaid interest and the make-whole premium, at any time after November 1, 2019, as described below under “—Optional Redemption”;

•

are convertible under certain circumstances and during specified time periods into shares of our common stock, cash, or a combination of cash and shares of our common stock, at our election, as described below under “—Conversion Rights,” at an initial conversion rate of 71.9748 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $13.89 per share of common stock); and

•

are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes mature on May 1, 2022.

All cash payments on the notes will be made in U.S. dollars.

We will issue the notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the notes as global securities in book-entry form. We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of the notes. However, if a holder of a certificated note does not specify an account, or holds $5.0 million or less in aggregate principal amount of the notes, then we will mail a check to that holder’s registered address.

We may, without the consent of the holders, reopen the Indenture under which the notes will be issued and issue additional notes with the same terms and with the same CUSIP number as the notes in an unlimited aggregate principal amount, provided that (no additional notes may be issued unless they are fungible with the notes offered hereby for United States federal income tax purposes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the notes.

You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. We will not provide a sinking fund for the notes. The Indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the Indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.”

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

Ranking

The notes will be our unsecured senior obligations and will rank equally with all our other unsecured senior indebtedness. However, the notes will be effectively subordinated to any of our existing and future secured indebtedness. Our obligations under our credit agreement are guaranteed by all of our wholly owned domestic subsidiaries (except Cal Dive I-Title XI, Inc.), and Canyon Offshore Limited, a wholly owned Scottish subsidiary, and are secured by most of our assets and the assets of our wholly owned domestic subsidiaries (except Cal Dive I-Title XI, Inc.), and Canyon Offshore Limited. In addition, we have pledged up to two-thirds of the shares of certain foreign subsidiaries to the lenders as additional security. See “Description of Other Indebtedness—Credit Agreement.” The notes will also be effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

As of September 30, 2016, we had approximately $678 million of consolidated indebtedness outstanding.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

The Indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Interest Payments

We will pay interest on the notes at a rate of 4.25% per annum payable semi-annually in arrears on each May 1 and November 1 of each year, beginning on May 1, 2017. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding April 15 and October 15 (each, a “record date”), respectively. Interest will accrue on the notes from, and including, November 1, 2016 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such interest payment need be made to us:

•	if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•	if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the next interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Conversion Rights

If the conditions for conversion of the notes described under “—Conditions for Conversion” and “—Conversion Procedures” are satisfied, holders of notes may, subject to prior maturity or repurchase, convert their notes in integral multiples of $1,000 principal amount at an initial conversion rate of 71.9748 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $13.89 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of the notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price (as defined below) of our common stock on the conversion date (if we deliver solely our common stock to satisfy our conversion obligation, other than solely cash in lieu of fractional shares, or if we have irrevocably elected full physical settlement) or the closing sale price of our common stock on the last trading day of the relevant cash settlement period (as defined below) (if we pay cash to satisfy a portion, but less than all, of our conversion obligation, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion).

In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the Indenture, unless we default in the payment of the fundamental change repurchase price.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a note as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the Indenture.

“Closing sale price” on any date means, as determined by us, the per share price of the referenced security on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which shares of the referenced security are listed; or (ii) if shares of the referenced security are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of the referenced security.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date (the “determination date”) from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received or, in our reasonable good faith judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes on any date of determination will equal (1) the applicable conversion rate of the notes as of the determination date multiplied by (2) the average last reported sale price (as defined below under “—Conditions for Conversion—Conversion upon satisfaction of the trading price condition”) of our common stock on the five trading days ending on the determination date.

We may appoint any bid solicitation agent and we may change such bid solicitation agent. The bid solicitation agent may not be an affiliate of ours.

“Trading day” means, with respect to the referenced security, a day during which (i) trading in the referenced security generally occurs, and (ii) a market disruption event has not occurred; provided that if the referenced security is not listed for trading or quotation on or by any exchange, bureau or other organization, “trading day” will mean any business day.

Conditions for Conversion

The notes will be convertible only during certain periods or in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to the trustee, the conversion agent and each registered holder at its address appearing in the security register, and we will publicly announce, through a reputable national newswire service, that the notes have become convertible, stating, among other things:

•	the event causing the notes to become convertible;

•	the time during which the notes will be convertible as a result of that event;

•	if that event is a transaction described under “—Conversion upon the occurrence of certain corporate transactions,” the anticipated effective date of the transaction; and

•	the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will mail the notice, and make the public announcement, as soon as practicable, but in no event later than the open of business on the business day following the date the notes become convertible as a result of the event. Holders may surrender their notes for conversion only in the following circumstances:

Conversion based on price of shares of common stock

Prior to February 1, 2022, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending December 31, 2016 (and only during such calendar quarter), if the “closing sale price” of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the notes (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter.

Our board of directors will make appropriate adjustments to the closing sale price of our common stock, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, during the 30 consecutive trading day period described above.

Conversion upon satisfaction of the trading price condition

Prior to February 1, 2022, holders may surrender their notes for conversion during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $1,000 principal amount of the notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day. We refer to this condition as the “trading price condition.”

Solely for purposes of the trading price condition, the “conversion value” per $1,000 principal amount of notes on each trading day in the note measurement period is the product of the closing sale price of our common stock and the conversion rate of the notes in effect on that trading day.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of the notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each succeeding trading day until the trading price condition is no longer satisfied.

Conversion upon notice of redemption

If we call any or all of the notes for redemption, a holder may convert any of its notes at any time prior to the close of business on the business day immediately prior to the redemption date. Upon surrender by a holder of its notes for conversion, we will pay or deliver, at our election, cash and/or shares of our common stock, if any, as described below under “—Settlement Elections.”

Conversion upon the occurrence of certain corporate transactions

If, prior to February 1, 2022:

•

a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” or a “make-whole fundamental change,” as described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change” occurs, then a holder may surrender its notes for conversion at any time during the period that begins on, and includes, the 30th business day before the date we originally announce as the anticipated effective date of the transaction and ends on, and includes, the 30th business day after the actual effective date of the transaction. In addition, if the transaction is a “make-whole fundamental change,” then the notes may also be surrendered for conversion at any time during the “make-whole conversion period” described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” and if the transaction is a “fundamental change,” then the notes may also be surrendered for repurchase at any time until, and including, the fundamental change repurchase date for that fundamental change. Holders that convert their notes in connection with a “make-whole fundamental change” may in some circumstances also be entitled to an increased conversion rate. See “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.” We will notify holders and the trustee (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 30 business days prior to the anticipated effective date of such transaction or (ii) if we do not have knowledge of such transaction at least 30 business days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

In addition, if we elect to:

•

distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 days after the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, exceeding 10% of the closing sale price of our common stock on the trading day preceding the date of announcement for such distribution, then we must mail to registered holders written notice of the action or event at least 30 business days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time.

Conversion prior to the maturity date

The notes may be surrendered for conversion at any time from, and including, February 1, 2022 to, and including, the business day immediately preceding May 1, 2022, regardless of the foregoing conditions.

Conversion Procedures

To convert its note into shares of our common stock, cash or a combination of cash and shares of our common stock, as the case may be, a holder must:

•	complete and manually sign the conversion notice on the back of the note or facsimile of the conversion notice and deliver this notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date; and

•	if required, pay all transfer or similar taxes.

The date a holder complies with these requirements is the “conversion date” under the Indenture. If a holder holds a beneficial interest in a global note, to convert such note, a holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. A holder receiving shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the conversion date (if we deliver solely shares of our common stock in respect of our conversion obligation, other than solely cash in lieu of fractional shares, or if we have irrevocably elected full physical settlement) or the close of business on the last trading day of the applicable cash settlement period (if we deliver cash in respect of a portion (but not all) of our conversion obligation, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion).

Settlement Elections

Upon conversion of the notes, we will pay or deliver, as the case may be, to holders, at our election, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) in satisfaction of our conversion obligation.

We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion (and the specified cash amount (as defined below), if applicable), as follows:

•

in respect of notes to be converted during the period beginning on, and including, the 22nd business day immediately preceding the maturity date for the notes and ending on, and including, the business day immediately preceding such maturity date, no later than the 23rd business day immediately preceding the maturity date; and

•	in all other cases, no later than two business days following the applicable conversion date.

If we do not give any notice within the time periods described as to how we intend to settle, and we have not made an irrevocable net share settlement election, we will satisfy our conversion obligation by delivering solely shares of our common stock (other than any cash in lieu of fractional shares).

Upon surrender of your notes for conversion, we will, subject to limitations imposed by the listing standards of the NYSE described under “—Settlement Upon Conversion” below, deliver cash, shares of our common stock or a combination thereof as described below under “—Settlement Upon Conversion.”

Irrevocable Election of Net Share Settlement

At any time on or prior to the 23rd business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the notes to be converted after the date of such election by delivering cash up to the aggregate principal amount of notes to be converted, and shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation. We refer to this election as a “net share settlement election,” which will be in our sole discretion without the consent of the holders of notes.

Upon making such election, we will promptly (i) issue a press release and use our reasonable best efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the Indenture, including through the facilities of the DTC.

Irrevocable Election of Full Physical Settlement

At any time on or prior to the 23rd business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the notes to be converted after the date of such election by delivering solely shares of our common stock (other than solely cash in lieu of any fractional share). We refer to this election as a “full physical settlement election,” which will be in our sole discretion without the consent of the holders of notes.

Upon making such election, we will promptly (i) issue a press release and use our reasonable best efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the Indenture, including through the facilities of the DTC.

Cash Settlement Notices

If we choose to satisfy a portion (but not all) of our conversion obligation in cash, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion, we will notify holders as described above of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of notes (the “specified cash amount”). If we have previously irrevocably elected net share settlement upon conversion as described above, the specified cash amount must be at least $1,000. If we have made an irrevocable net share settlement election or we choose to satisfy a portion (but not all) of our conversion obligation in cash (other than solely cash in lieu of any fractional share), and we fail to timely notify converting holders of the specified cash amount, the specified cash amount will be deemed to be $1,000.

We will treat all converting holders with the same conversion date in the same manner. Except for any conversions that occur on or after the 22nd business day immediately preceding the maturity date, we will not, however, have any obligation to settle conversions occurring on different conversion dates in the same manner. That is, we may choose with respect to one conversion date to settle by delivering solely shares of our common stock and choose with respect to another conversion date to settle by paying cash or paying or delivering, as the case may be, a combination of cash and shares of our common stock.

Settlement Upon Conversion

If we elect to settle a conversion of notes by delivering solely shares of our common stock (other than solely cash in lieu of fractional shares) or if we have irrevocably elected full physical settlement, such settlement will occur within three business days of the relevant conversion date.

Except in connection with certain make-whole fundamental changes described in the second bullet of the definition thereof, where the consideration is comprised entirely of cash as described under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental

Change—The increase in the conversion rate,” settlements made entirely or partially in cash (other than solely cash in lieu of fractional shares) or following an irrevocable net share settlement election will occur on the third business day following the final trading day of the applicable cash settlement period.

The amount of cash and number of shares of our common stock, as the case may be, due upon conversion will be determined as follows:

(1)	if we elect to satisfy the entire conversion obligation by delivering shares of our common stock or if we have irrevocably elected full physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date (provided that we will deliver cash in lieu of fractional shares as described above);

(2)	if we elect to satisfy the entire conversion obligation in cash, we will pay to the converting holder, for each $1,000 principal amount of notes, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days in the relevant cash settlement period; and

(3)	if we elect to satisfy the conversion obligation by paying or delivering, as the case may be, a combination of cash and shares of our common stock or if we have made an irrevocable net share settlement election, we will pay or deliver to the converting holder, for each $1,000 principal amount of notes, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days in the relevant cash settlement period.

The “daily settlement amount” for each of the 20 consecutive trading days in the cash settlement period, will consist of:

•	cash equal to the lesser of (i) the specified cash amount per note, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•

to the extent the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the volume-weighted average price of our common stock on such trading day.

The “daily conversion value” means, for each of the 20 consecutive trading days in the cash settlement period, one-twentieth (1/20th) of the product of (i) the applicable conversion rate and (ii) the volume-weighted average price of our common stock on such trading day.

The “volume weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page HLX <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

The “cash settlement period” means:

•

with respect to any conversion date occurring on or after the 22nd business day immediately preceding the maturity date, the 20 consecutive trading day period beginning on, and including, the 22nd business day immediately preceding the maturity date; or

•	in all other cases, the 20 consecutive trading day period beginning on, and including, the third business day immediately following the relevant conversion date.

“Market disruption event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for shares of our common stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of our common stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of our common stock (or the relevant securities).

“Scheduled trading day” means, with respect to the referenced security or any other security, a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which the referenced security is listed or admitted for trading. If the referenced security is not so listed or admitted for trading, “scheduled trading day” means any business day.

Adjustments to the Conversion Rate

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

•

If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this first bullet shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, or any share split or combination of the type described in this first bullet is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

•

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, the conversion rate will be increased based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.

Any increase made under this second bullet will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices for the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

•	If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions referred to in the first and second bullet points above;

•	dividends or distributions paid exclusively in cash referred to in the fourth bullet point below; and

•	spin-offs to which the provisions set forth in the latter portion of this bullet point shall apply,

then the conversion rate will be increased based on the following formula:

CR’ = CR0 x	SP0
SP0 - FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this third bullet point above will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this third bullet point where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off will be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off;

CR’ = the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off; and

MP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this third bullet point related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement period in respect of any conversion, references with respect to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such cash settlement period.

•	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share of our common stock we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

•

If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’ = the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares of our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this fifth bullet point to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If the trading day immediately following the date the tender or exchange offer expires is less than 10 trading days prior to, and including, the end of the cash settlement period in respect of any conversion, references to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the last trading day of such cash settlement period.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder converts its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Conversion Procedures” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “ex-dividend date” is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The Indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the “ex-dividend date” or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, on December 31 of each year, and with respect to any notes that are subject to conversion, we will give effect to all adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by law and the continued listing requirements of the NYSE, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to the trustee, the conversion agent and the registered holders at least 15 days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

To the extent that any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the notes, you will receive, in addition to any shares of our common stock that are otherwise due upon conversion, the rights under such future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other assets, securities or property as described in the third bullet point under “—Adjustments to the Conversion Rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights. See “Description of capital stock.”

In the event of:

•	a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate; or

•	an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our shareholders. See “Material U.S. Federal Income Tax Considerations.”

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

•

upon the issuance of any shares of our common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the notes were first issued;

•	for accrued and unpaid interest, if any;

•

upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in “—Conversion Rights—Adjustments to the Conversion Rate”; or

•	for a change in the par value of shares of our common stock.

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•	reclassify our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock);

•	are party to a consolidation, merger or binding share exchange; or

•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets;

in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, if a holder converts its notes on or after the effective date of any such transaction, subject to our right to settle all or a portion of our conversion obligation with respect to such notes in cash (other than solely cash in lieu of any fractional share) and our right to irrevocably elect net share settlement upon conversion as described above under “—Settlement Upon Conversion,” the notes will be convertible into the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event (which we refer to as the “reference property”). However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of such notes, as set forth under “—Settlement Elections” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the volume-weighted average price for purposes of the provisions set forth under “—Settlement Upon Conversion” above will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change

If, prior to the maturity date:

•

there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

•

there occurs any transaction or series of related transactions (other than consolidation or merger that constitutes a “listed stock business combination” as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change”), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash (we refer to such any transaction described in this and the immediately preceding bullet point as a “make-whole fundamental change”);

then, as described below under “—The increase in the conversion rate,” we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change to, and including, the 30th business day after the actual effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the “make-whole conversion period.”

We will mail to the trustee, the conversion agent and the registered holders, at their addresses appearing in the security register, notice of, and we will publicly announce, through a reputable national newswire service, the anticipated effective date of any proposed make-whole fundamental change. We must make this mailing and announcement at least 30 business days before the anticipated effective date of the make-whole fundamental change. In addition, no later than the third business day after the completion of the make-whole fundamental change, we will deliver an additional notice and announcement announcing such completion.

The increase in the conversion rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions described in the second bullet point under “—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for shares of our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices of our common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, at any time during those five consecutive trading days.

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by delivering or paying, as the case may be, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) as described under “—Settlement Elections.” However, if the consideration for our common stock in any make-whole fundamental change described in the second bullet of the definition of make-whole fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the applicable conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the cash due upon conversion will be determined and paid to holders in cash on the third business day following the conversion date.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the number of shares of our common stock and/or amount of cash, if any, due upon conversion, as described under “—Settlement Upon Conversion” above. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below at the same time the conversion rate is so adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	whose numerator is the conversion rate in effect immediately before the adjustment; and

•	whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Adjustments to the Conversion Rate.”

Applicable Stock Price

Effective Date	$9.75	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00
November 1, 2016	30.5887	29.2110	24.4927	20.7758	17.8054	15.4007	13.4320	9.8549	7.5235	5.9373	4.8180	4.0015	3.3863	2.5317	1.9678	0.0000
November 1, 2017	30.5887	28.5400	23.5891	19.6992	16.5969	14.0936	12.0560	8.4046	6.1015	4.6058	3.6064	2.9178	2.4267	1.7880	1.3933	0.0000
November 1, 2018	30.5887	28.0350	22.8555	18.7925	15.5400	12.8914	10.7100	6.7531	4.3170	2.8791	2.0488	1.5622	1.2617	0.9237	0.7335	0.0000
November 1, 2019	30.5887	27.3200	21.8836	17.7750	14.6377	12.2179	10.3340	6.7531	4.3170	2.8791	2.0488	1.5622	1.2617	0.9237	0.7335	0.0000
November 1, 2020	30.5887	26.4310	20.2282	15.6200	12.1992	9.6579	7.7673	4.8583	3.3785	2.5627	2.0488	1.5622	1.2617	0.9237	0.7335	0.0000
November 1, 2021	30.5887	26.4310	18.5564	12.6367	8.3908	5.5307	3.7220	1.6829	1.0230	0.7520	0.6136	0.5265	0.4633	0.3714	0.3053	0.0000
May 1, 2022	30.5887	26.4310	18.5564	11.3583	4.9485	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•

if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

•	if the actual applicable price is greater than $45.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $9.75 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 102.5635 shares per $1,000 principal amount of notes. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Adjustments to the Conversion Rate.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Optional Redemption

Prior to November 1, 2019, the notes will not be redeemable. On or after November 1, 2019, we may, at our option, redeem (a “conversion price trigger redemption”) some or all of the notes, if the closing sale price of our common stock has been at least 130% of the conversion price then in effect on (x) the trading day immediately preceding the date on which we provide a redemption notice and (y) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide such redemption notice. The redemption price for each $1,000 principal amount of notes to be redeemed (the “conversion price trigger redemption price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the redemption date, plus (iii) the make-whole premium (as defined below). We must make these make-whole premium payments on all notes called for redemption prior to May 1, 2022, including notes subject to redemption that are converted after the date we delivered the notice of redemption.

The “make-whole premium” means, in respect of any notes called for a conversion price trigger redemption, the amount equal to the present value of the remaining scheduled payments of interest that would have been made on such notes to be redeemed had such notes remained outstanding from the relevant redemption date to May 1, 2022 (excluding interest accrued to, but excluding, such redemption date, which shall otherwise be payable pursuant to clause (ii) of the definition of conversion price trigger redemption price set forth above), with such present value of the remaining interest payments computed using a discount rate per annum equal to the reference discount rate (as defined below) plus 50 basis points.

The “reference discount rate” means, in respect of any make-whole premium, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date for the relevant conversion price trigger redemption to the maturity date; provided, however, that if the period from such redemption date to the maturity date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such reference discount rate shall be obtained by us.

We will pay the make-whole premium on all notes called for any conversion price trigger redemption on or after November 1, 2019.

If the redemption date occurs after a record date and on or prior to the immediately succeeding interest payment date, (i) accrued and unpaid interest shall be paid on such interest payment date to the record holder on the relevant record date, (ii) the redemption price will not include any accrued and unpaid interest, and (iii) the make-whole premium shall equal the present value of all remaining scheduled payments of interest on such Notes, starting with the next interest payment date for which interest has not been provided for (but otherwise calculated as described in the definition of make-whole premium).

We will provide not less than 30 but no more than 60 days’ notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

Once we have called the notes for redemption, notes or portions of notes will be convertible by the holder until the close of business on the business day prior to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the notes if we have failed to pay any interest on the notes when due and such failure to pay is continuing.

Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change

If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the Indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any accrued and unpaid interest, if any, to, but excluding, the “fundamental change repurchase date,” as described below. However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of interest due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the fundamental change repurchase price will not include any accrued and unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 days, and no earlier than 20 days, after the date we mail the relevant notice of the fundamental change, as described below.

Within 20 business days after the occurrence of a fundamental change, we must mail to all registered holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•

that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the Indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate numbers of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements.

For a discussion of certain tax considerations applicable to a holder upon the exercise of the repurchase right, see “Material U.S. Federal Income Tax Considerations.”

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on all notes surrendered for repurchase in accordance with the terms of the Indenture, then, on and after the fundamental change repurchase date, such notes will cease to be outstanding and interest on such notes will cease to accrue, whether or not the book-entry transfer of the notes is made or whether or not the holder delivers the notes to the paying agent. Thereafter, all other rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer or delivery of the note.

A “fundamental change” will be deemed to occur upon the occurrence of a “change of control” or a “termination of trading.”

A “change of control” generally will be deemed to occur at such time as:

•

any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•

there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•	we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless either:

•

the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

•	both of the following conditions are satisfied (we refer to such a transaction as a “listed stock business combination”):

•

at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger); and

•

as a result of such consolidation or merger, the notes become convertible solely into such consideration (subject to our right to deliver cash in respect of all or a portion of our conversion obligation as described above under “Conversion Rights—Settlement Upon Conversion”);

•	the following persons (the “continuing directors”) cease for any reason to constitute a majority of our board of directors:

•	individuals who on the first issue date of the notes constituted our board of directors; and

•

any new directors whose election to our board of directors or whose nomination for election by our shareholders was approved by at least a majority of our directors then still in office, or by a nominating committee thereof consisting of directors, either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved; or

•	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if shares of our common stock (or other common stock into which the notes are then convertible (subject to our right to deliver cash in respect of all or a portion of our conversion obligation as described above under “Conversion Rights—Settlement Upon Conversion”)) are not listed for trading on NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.

Furthermore, holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The Indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws;

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Consolidation, Merger and Sale of Assets

The Indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

•

we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of our obligations under the notes and the Indenture; and

•	after giving effect to such transaction, there is no event of default, and no event that, after notice or passage of time or both, would become an event of default.

When the successor assumes all of our obligations under an Indenture, except in the case of a lease, our obligations under the Indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.”

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Events of Default

The following constitute defaults under the Indenture, subject to any additional limitations and qualifications included in the Indenture:

•

following the exercise by the holder of the right to convert the notes, we fail to comply with our obligation to deliver, the cash or shares of common stock required to be delivered or to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, and such failure continues for a period of five days or more;

•	we fail to provide notice of the occurrence of a fundamental change as required by the Indenture;

•	default in our obligation to redeem the notes after we have exercised our option to redeem;

•	a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise;

•	a default in the payment of any interest on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•

the failure by us to perform or observe any of our other covenants or warranties in the Indenture or in the notes for 90 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•

a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $25.0 million or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us; and

•	certain events involving our or one of our subsidiary’s bankruptcy, insolvency or reorganization.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the Indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the Indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past defaults under the Indenture, except a default due to the non-payment of principal or interest, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the Indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the Indenture, except in the case of a default due to the non-payment of principal or interest, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The Indenture requires us (i) every year to deliver to the trustee a statement as to performance of our obligations under the Indenture and as to any default and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the Indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest on any note;

•

reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the Indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the Indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the Indenture relating to amendment or modification or waiver of provisions of the Indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the Indenture.

We and the trustee may modify certain provisions of the Indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	remove guarantees as provided in the Indenture;

•	evidence the assumption of our obligations by a successor person under the provisions of the Indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the Indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any mistake, defect or inconsistency in the Indenture, so long as such action will not materially adversely affect the interests of holders;

•	modify or amend the Indenture to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•	provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for U.S. Federal income tax purposes;

•	conform, as necessary, the Indenture and the form or terms of the notes, to the “Description of Notes” as set forth in this prospectus supplement; and

•

make other changes to the Indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Reports to Trustee

We will promptly furnish to the trustee copies of our annual report to shareholders that contains audited financial statements, and any other financial reports that we furnish to our shareholders.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or mail to each registered holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) satisfactory to us and the trustee.

Trustee, Conversion Agent, Paying Agent and Transfer Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., as the trustee under the Indenture, and as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

The transfer agent for our common stock is Wells Fargo Shareowner Services.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed on NYSE under the ticker symbol “HLX.”

Book-Entry Delivery and Form

General

The notes offered hereby will be issued in registered, global form in denominations of integral multiples of $1,000 principal amount. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes offered hereby initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive, fully registered form without interest coupons, which we refer to as the “global securities.”

The global securities will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), as described below under “—Depositary Procedures.”

Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Securities for Certificated Securities.”

Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to procedures established by DTC:

•	upon deposit of the global securities, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global securities; and

•

ownership of such interests in the global securities will be maintained by DTC (with respect to its participants) or by DTC’s participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are participants or indirect participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global security, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some jurisdictions require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “—Exchange of Book-Entry Securities for Certificated Securities.”

Except as described below, owners of interests in the global security will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest on, a global security registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global securities; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. None of us, the underwriter or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor the underwriter take any responsibility for the accuracy thereof.

Exchange of Book-Entry Securities for Certificated Securities

The global securities are exchangeable for certificated securities in definitive, fully registered form without interest coupons only in the following limited circumstances:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing, at the request of a beneficial owner of the notes.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that will be outstanding following the consummation of this offering. The summary below does not purport to be complete and is qualified in its entirety by reference to the applicable documents, copies of which have been filed with the SEC and which we will provide you upon request. See the sections entitled “Where You Can Find More Information.”

Credit Agreement

In June 2013, we entered into a credit agreement (the “Credit Agreement”) with a group of lenders pursuant to which we borrowed $300 million under a term loan (the “Term Loan”) and, subject to the terms of the Credit Agreement, may borrow additional amounts (the “Revolving Loans”) and/or obtain letters of credit under a revolving credit facility (the “Revolving Credit Facility”) up to $600 million (reduced to $400 million by the February 2016 amendment to the Credit Agreement, as described below). Pursuant to our Credit Agreement, subject to existing lender participation and/or the participation of new lenders, and subject to standard conditions precedent, we may obtain an increase of up to $200 million in aggregate commitments with respect to the Revolving Credit Facility, additional term loans or a combination thereof. At September 30, 2016, we had no borrowings under the Revolving Credit Facility and our available borrowing capacity under that facility, based on the leverage ratio covenant, totaled $16.7 million, net of $5.1 million of letters of credit issued.

The Term Loan and the Revolving Loans (together, the “Loans”) bear interest, at our election, in relation to either the base rate established by Bank of America N.A. or to a LIBOR rate, provided that all Swing Line Loans (as defined in the Credit Agreement) will be base rate loans.

The Loans or portions thereof bearing interest at the base rate currently bear interest at a per annum rate equal to the base rate plus a margin ranging from 1.00% to 3.00%. The Loans or portions thereof bearing interest at a LIBOR rate currently bear interest at the LIBOR rate selected by us plus a margin ranging from 2.00% to 4.00%. A letter of credit fee is payable by us equal to our applicable margin for LIBOR rate Loans multiplied by the daily amount available to be drawn under outstanding letters of credit. Margins on the Loans vary in relation to the consolidated coverage ratio, as provided by the Credit Agreement. We also pay a fixed commitment fee of 0.50% on the unused portion of our Revolving Credit Facility. The Term Loan currently bears interest at the one-month LIBOR rate plus 4.00%. In September 2013, we entered into various interest rate swap contracts to fix the one-month LIBOR rate on a portion of our borrowings under the Term Loan. The total notional amount of the swaps (initially $148.1 million) decreases in proportion to the reduction in the principal amount outstanding under our Term Loan. The fixed LIBOR rates are approximately 75 basis points.

The Term Loan is repayable in scheduled principal installments (currently 10% or $30 million per year), payable quarterly, with a balloon payment of $180 million at maturity. These installment amounts are subject to adjustment for any prepayments on the Term Loan. We may elect to prepay amounts outstanding under the Term Loan without premium or penalty, but may not reborrow any amounts prepaid. In September 2016, we elected to prepay $8.0 million of the Term Loan. We may also prepay amounts outstanding under the Revolving Loans without premium or penalty, and may reborrow any amounts paid up to the amount of the Revolving Credit Facility. The Loans mature on June 19, 2018.

The Credit Agreement and the other documents entered into in connection with the Credit Agreement (together, the “Loan Documents”) include terms and conditions, including covenants and prepayment requirements, that we consider customary for this type of transaction. The covenants include restrictions on our and our subsidiaries’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets, pay dividends and incur capital expenditures. In addition, the Credit Agreement obligates us to meet certain financial ratios, including the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio (as defined in the Credit Agreement).

In January 2016, we amended the Credit Agreement to permit the sale and lease back of certain office and warehouse property located in Aberdeen, Scotland. In February 2016, we amended the Credit Agreement to decrease the lenders’ commitment under the Revolving Credit Facility from $600 million to $400 million. As a result, we recorded a $2.5 million interest charge to accelerate the amortization of debt issuance costs in proportion to the reduced commitment.

Also pursuant to the February 2016 amendment to the Credit Agreement:

(a)	The minimum permitted Consolidated Interest Coverage Ratio was revised as follows:

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
March 31, 2016 through and including September 30, 2016	2.50 to 1.00
December 31, 2016 through and including March 31, 2017	2.75 to 1.00
June 30, 2017 and each fiscal quarter thereafter	3.00 to 1.00

(b)	The maximum permitted Consolidated Leverage Ratio was revised as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
September 30, 2016 through and including December 31, 2016	5.00 to 1.00
March 31, 2017	4.75 to 1.00
June 30, 2017	4.25 to 1.00
September 30, 2017	3.75 to 1.00
December 31, 2017 and each fiscal quarter thereafter	3.50 to 1.00

(c)	A new financial covenant was established requiring us to maintain a minimum cash balance if our Consolidated Leverage Ratio is 3.50x or greater, as described below. This minimum cash balance is not required to be maintained in any particular bank account or to be segregated from other cash balances in bank accounts that we use in our ordinary course of business. Because the use of this cash is not legally restricted notwithstanding this maintenance covenant, we present it as cash and cash equivalents on our balance sheet. As of September 30, 2016, we needed to maintain an aggregate cash balance of at least $150 million in order to comply with this covenant.

Consolidated Leverage Ratio	Minimum Cash
Greater than or equal to 4.50x	$150,000,000.00
Greater than or equal to 4.00x but less than 4.50x	$100,000,000.00
Greater than or equal to 3.50x but less than 4.00x	$50,000,000.00
Less than 3.50x	$0.00

We have designated five of our foreign subsidiaries, and may designate any newly established foreign subsidiaries, as subsidiaries that are not generally subject to the Credit Agreement’s covenants (the “Unrestricted Subsidiaries”), provided we meet certain liquidity requirements, in which case EBITDA (net of cash distributions to the parent) of the Unrestricted Subsidiaries is not included in the calculations with respect to our financial covenants. Our obligations under the Credit Agreement are guaranteed by our wholly owned domestic subsidiaries (except Cal Dive I—Title XI, Inc.) and Canyon Offshore Limited, a wholly owned Scottish subsidiary. Our obligations under the Credit Agreement, and of the guarantors under their guaranty, are secured by most of our assets and our wholly owned domestic subsidiaries (except Cal Dive I—Title XI, Inc.) and Canyon Offshore Limited, plus pledges of up to two-thirds of the shares of certain foreign subsidiaries.

3.25% Convertible Senior Notes Due 2032

In March 2012, we completed a public offering and sale of Convertible Senior Notes in the aggregate principal amount of $200 million due 2032 (the “3.25% Convertible Senior Notes”). The 3.25% Convertible Senior Notes bear interest at a rate of 3.25% per annum, and are payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2012. The 3.25% Convertible Senior Notes mature on March 15, 2032 unless earlier converted, redeemed or repurchased. The 3.25% Convertible Senior Notes are convertible in certain circumstances and during certain periods at an initial conversion rate of 39.9752 shares of common stock per $1,000 principal amount (which represents an initial conversion price of approximately $25.02 per share of common stock), subject to adjustment in certain circumstances as set forth in the indenture governing the 3.25% Convertible Senior Notes. We have the right and the intention to settle any such future conversions in cash.

Prior to March 20, 2018, the 3.25% Convertible Senior Notes are not redeemable. On or after March 20, 2018, we, at our option, may redeem some or all of the 3.25% Convertible Senior Notes in cash, at any time upon at least 30 days’ notice, at a price equal to 100% of the principal amount plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the redemption date. In addition, the holders of the 3.25% Convertible Senior Notes may require us to purchase in cash some or all of their 3.25% Convertible Senior Notes at a repurchase price equal to 100% of the principal amount of the 3.25% Convertible Senior Notes, plus accrued and unpaid interest (including contingent interest, if any) up to but excluding the applicable repurchase date, on March 15, 2018, March 15, 2022 and March 15, 2027, or, subject to specified exceptions, at any time prior to the 3.25% Convertible Senior Notes’ maturity following a Fundamental Change (either a Change of Control or a Termination of Trading, as those terms are defined in the indenture governing the 3.25% Convertible Senior Notes).

In connection with the issuance of the 3.25% Convertible Senior Notes, we recorded a discount of $35.4 million as required under existing accounting rules. To arrive at this discount amount, we estimated the fair value of the liability component of the 3.25% Convertible Senior Notes as of the date of their issuance (March 12, 2012) using an income approach. To determine this estimated fair value, we used borrowing rates of similar market transactions involving comparable liabilities at the time of issuance and an expected life of 6.0 years. In selecting the expected life, we selected the earliest date the holders could require us to repurchase all or a portion of the 3.25% Convertible Senior Notes (March 15, 2018). The effective interest rate for the 3.25% Convertible Senior Notes is 6.9% after considering the effect of the accretion of the related debt discount that represented the equity component of the 3.25% Convertible Senior Notes at their inception. We recorded $22.5 million related to the carrying amount of the equity component of the 3.25% Convertible Senior Notes. The remaining unamortized amount of the debt discount of the 3.25% Convertible Senior Notes was $9.4 million at September 30, 2016 and $15.0 million at December 31, 2015.

In June 2016, we repurchased $7.3 million in aggregate principal amount of the 3.25% Convertible Senior Notes for $6.5 million. In July 2016, we repurchased an additional $7.6 million in aggregate principal amount of the 3.25% Convertible Senior Notes for $7.0 million including $0.1 million in accrued interest. The purchase price reflects the market price of the notes at the time of purchase. As a result, we recorded charges of $1.0 million for the acceleration of a pro rata portion of unamortized debt discount and debt issuance costs related to the notes.

MARAD Debt

This U.S. government guaranteed financing (the “MARAD Debt”) is pursuant to Title XI of the Merchant Marine Act of 1936 administered by the Maritime Administration, and was used to finance the construction of the Q4000. The MARAD Debt is payable in equal semi-annual installments beginning in August 2002 and matures in February 2027. The MARAD Debt is collateralized by the Q4000, is guaranteed 50% by us, and initially bore interest at a floating rate that approximated AAA Commercial Paper yields plus 20 basis points. As required by the MARAD Debt agreements, in September 2005, we fixed the interest rate on the debt through the issuance of a 4.93% fixed-rate note with the same maturity date.

Nordea Credit Agreement

In September 2014, a wholly owned subsidiary incorporated in Luxembourg, Helix Q5000 Holdings S.à r.l. (“Q5000 Holdings”), entered into a credit agreement (the “Nordea Credit Agreement”) with a syndicated bank lending group for a term loan (the “Nordea Q5000 Loan”) in an amount of up to $250 million. The Nordea Q5000 Loan was funded in the amount of $250 million in April 2015 at the time the Q5000 vessel was delivered to us. The parent company of Q5000 Holdings, Helix Vessel Finance S.à r.l., also a wholly owned Luxembourg subsidiary, guaranteed the Nordea Q5000 Loan. The loan is secured by the Q5000 and its charter earnings as well as by a pledge of the shares of Q5000 Holdings. This indebtedness is non-recourse to Helix.

The Nordea Q5000 Loan bears interest at a LIBOR rate plus a margin of 2.5%. The Nordea Q5000 Loan matures on April 30, 2020 and is repayable in scheduled quarterly principal installments of $8.9 million, with a balloon payment of $80.4 million at maturity. Q5000 Holdings may elect to prepay amounts outstanding under the Nordea Q5000 Loan without premium or penalty, but may not reborrow any amounts prepaid. Installment amounts are subject to adjustment for any prepayments on this debt. In June 2015, we entered into various interest rate swap contracts to fix the one-month LIBOR rate on a portion of our borrowings under the Nordea Q5000 Loan. The total notional amount of the swaps (initially $187.5 million) decreases in proportion to the reduction in the principal amount outstanding under our Nordea Q5000 Loan. The fixed LIBOR rates are approximately 150 basis points.

The Nordea Credit Agreement and related loan documents include terms and conditions, including covenants and prepayment requirements, that are considered customary for this type of transaction. The covenants include restrictions on Q5000 Holdings’s ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets, and pay dividends. In addition, the Nordea Credit Agreement obligates Q5000 Holdings to meet certain minimum financial requirements, including liquidity, consolidated debt service coverage and collateral maintenance.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership, and disposition of the notes and, where noted, the common stock into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion only applies to holders who purchase the notes on original issue for cash at their issue price (as defined below) and hold the notes as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons holding notes as part of an integrated investment, banks, financial institutions, governmental bodies or agencies or instrumentalities thereof, partnerships or other pass-through entities for U.S. federal income tax purposes, regulated investment companies, real estate investment trusts, trusts and estates, persons holding notes in a tax-deferred or tax-advantaged account, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the notes as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to holders of the notes; or

•	any state, local or foreign tax consequences.

If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds the notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisors.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, and Treasury regulations thereunder, published rulings and judicial decisions as of the date of this prospectus. Those authorities are subject to change, possibly retroactively, or are subject to different interpretations. Changes in these authorities, subsequent to the date of this prospectus or retroactively applied, may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. We have not sought, and do not intend to seek, any private letter rulings from the IRS with respect to any of the tax consequences discussed below. As such, no assurance can be given that the IRS or a court will agree with the treatment of the notes described herein.

This discussion is provided for general information only and does not constitute legal advice to any potential purchaser of notes. Additionally, this discussion cannot be used by any holder for the purpose of avoiding penalties that may be imposed on such holder. If you are considering the purchase of the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and our common stock in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. You should also consult with your tax advisors concerning any possible enactment of legislation that would affect your investment in the notes in your particular circumstances.

U.S. Federal Income Tax Consequences to United States Holders

The following discussion applies only to U.S. holders. For purposes of this discussion, a U.S. holder is a beneficial owner of notes who or that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Contingent Payment Debt Instruments

If we redeem any notes, our obligation to pay “make-whole premiums” would require us to make payments on the notes in excess of stated interest and principal (see “Description of Notes—Optional Redemption”). As a result, this payment obligation could implicate certain U.S. federal income tax rules applicable to “contingent payment debt instruments.” We intend to treat the possible payment of make-whole premiums as not resulting in the notes being treated as contingent payment debt instruments under these rules. Our treatment is not binding on the IRS but will be binding on a holder, unless the holder discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note is acquired. The IRS may take a different position, which (if sustained) may result in a holder being required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of its notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Each holder is urged to consult with its own tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the tax consequences thereof.

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than de minimis original issue discount for U.S. federal income tax purposes. In such case, stated interest on a note generally will be taxable to you as ordinary income at the time the interest is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Except as provided below under “—Conversion of the Notes,” upon the sale, exchange, retirement, repurchase, redemption, or other taxable disposition of the notes, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, conversion, repurchase, redemption, or other taxable disposition (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in income) and such U.S. holder’s adjusted tax basis in the notes. A U.S. holder’s amount realized will equal the amount of cash plus the fair market value of any other property received. A U.S. holder’s adjusted tax basis in its notes will generally be equal to the price paid for the notes. The gain or loss will be long-term capital gain or loss (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in income) if the note was held for more than one year at the time of the sale, exchange, retirement, repurchase, redemption, or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. Long-term capital gains of corporations are not subject to reduced U.S. federal income tax rates and are subject to U.S. federal income tax at the same rate as the corporation’s ordinary income. The deductibility of capital losses may be subject to limitation.

Constructive distributions

The conversion rate of the notes will be adjusted in certain circumstances. (See “Description of the Notes—Adjustments to the Conversion Rate” above.) Adjustments that are considered to have the effect of increasing the proportionate interest of a U.S. holder of a note in our assets or earnings may result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes, even though the U.S. holder has not received any cash or property as a result of such adjustments. In certain circumstances, the failure to make an adjustment to the conversion rate may result in a taxable distribution to U.S. holders of our common stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon a make-whole fundamental change or notice of redemption) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, you generally will be deemed to have received a distribution even if you do not receive any cash or property as a result of such adjustment. Any deemed distributions will be taxed in the same manner as an actual distribution (see “—U.S. Holders—Distributions” below), but may not be eligible for the reduced rates of tax applicable to the receipt of dividend income by non-corporate U.S. holders or the dividends-received deduction. Because a constructive dividend deemed received would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required with respect to a holder’s notes (because of the holder’s failure to establish an exemption from backup withholding taxes as further described below in “—Backup Withholding and Information Reporting), such withholding may be made from subsequent payments of cash or common stock payable on the notes.

Conversion of the Notes

Upon conversion of the notes, we may deliver solely shares of our common stock, cash, or a combination of cash and shares of our common stock at our election.

Conversion into Common Stock

Generally, a U.S. holder will not recognize gain or loss on the conversion of the notes solely into shares of common stock, other than cash received in lieu of fractional shares, and other than common stock attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent a U.S. holder has not previously included the accrued interest in income. The tax basis in the shares of common stock received (including any fractional share deemed received) by a U.S. holder upon conversion of the notes (other than common stock received by a U.S. holder that is attributable to accrued but unpaid interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received) will be equal to a U.S. holder’s aggregate adjusted tax basis in the notes converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). The holding period for the shares of common stock received by a U.S. holder upon conversion of the notes generally will include the period during which the U.S. holder held the notes prior to the conversion, except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

Cash received by a U.S. holder upon conversion in lieu of a fractional share of our common stock will be treated as a payment in exchange for the fractional share and generally will result in recognition of capital gain or loss equal to the difference between the amount of cash received by the U.S. holder and the amount of the adjusted tax basis of the U.S. holder’s notes that is allocable to the fractional share exchanged.

Conversion into Cash

If we deliver solely cash upon such a conversion, a U.S. holder’s gain or loss will be determined in the same manner as if the holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes”).

Conversion into Common Stock and Cash

If, upon a conversion, we pay a combination of cash and common stock to a U.S. holder in exchange for the notes, the tax consequences of such a conversion are unclear, as described below. U.S. holders are encouraged to consult their tax advisors regarding the tax consequences of such a conversion.

Treatment as a Recapitalization. We intend to take the position that the notes are securities for U.S. federal income tax purposes and that, as a result, the exchange would be treated as a recapitalization of the notes in exchange for our common stock. Under such circumstances, a U.S. holder would recognize capital gain, but not loss, equal to the lesser of (i) the excess of the sum of the fair market value of the common stock (including any fractional share deemed received) and the amount of cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the holder has not previously included the accrued interest in income) over the holder’s adjusted tax basis in the notes, and (ii) the amount of cash received by the U.S. holder (excluding amounts attributable to accrued but unpaid interest and cash in lieu of fractional shares).

Alternative Treatment of Conversion as Part Sale and Part Conversion. If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the U.S. holder’s holding period for the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Treatment of Gain or Loss

Any gain or loss recognized under the foregoing rules generally will be long-term capital gain or loss if the U.S. holder’s holding period in the notes is more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are subject to reduced rates of taxation. Long-term capital gains of corporations are not subject to reduced U.S. federal income tax rates and are subject to U.S. federal income tax at the same rate as the corporation’s ordinary income. The deductibility of capital losses is subject to limitations.

Accrued but Unpaid Interest

A portion of the shares of common stock or cash received upon a conversion of a note may be attributable to accrued but unpaid interest on the note. The portion of the shares of common stock or cash received that is deemed to be attributable to accrued but unpaid interest, reduced by any amount the holder is required to pay to the Company in respect of interest payable as described in “Description of Notes—Conversion rights—General,” should be taxable to a U.S. holder as interest income if such accrued interest has not been previously included in the U.S. holder’s gross income for United States federal income tax purposes.

Distributions on Common Stock

Distributions, if any, to U.S. holders with respect to the common stock will generally be treated as dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any distribution in excess of our current and accumulated earnings and profits will first be applied to reduce the U.S. holder’s tax basis in the common stock, and any amount in excess of such U.S. holder’s tax basis will be treated as gain from the sale or exchange of the U.S. holder’s common stock. Any such dividend may be eligible for the dividends-received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Dividends received by noncorporate U.S. holders may be subject to U.S. federal income tax at lower rates than other types of ordinary income if certain conditions are met. U.S. holders should consult their own tax advisors regarding their qualification for the dividends-received deduction and the lower rates on dividends.

Dispositions of Common Stock

Upon a disposition of common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the common stock, and such gain or loss will be long-term capital gain or loss if the U.S. holder held the common stock for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations. A U.S. holder who sells its notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Additional Medicare Tax on Unearned Income

The Health Care and Reconciliation Act of 2010 requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on “net investment income,” which includes, among other things, interest on and gains from the sale or other taxable disposition of notes. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Non-U.S. Holders

The following summarizes the material U.S. federal income tax consequences to non-U.S. holders of the purchase, ownership, and disposition of notes and the common stock into which the notes may be converted. For purposes of this discussion, the term “non-U.S.” holder means a beneficial owner of the notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, former citizens or residents of the United States. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Payments with respect to the notes

Any payment to a non-U.S. holder of principal or interest on the notes, including amounts taken into income under the accrual rules described above under “—U.S. Holders,” will be exempt from U.S. federal income and withholding tax, provided that:

•	such payment is not effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•

the non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of the non-U.S. holder’s trade or business;

•	the non-U.S. holder is not a controlled foreign corporation within the meaning of the Code that is directly or indirectly related to us through stock ownership; and

•

(a) the non-U.S. holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN (or other applicable form)), or (b) the non-U.S. holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest and any gain treated as ordinary income realized on the sale, exchange, conversion, redemption, repurchase or other disposition of the notes will be subject to the 30% U.S. federal withholding tax unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with its conduct of a U.S. trade or business.

With respect to the fifth bullet point above, special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. Non-U.S. holders should consult their tax advisors regarding the certification requirements for non-U.S. holders.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% U.S. federal withholding tax discussed above) generally in the same manner as if it were a U.S. holder subject to any modification provided under an applicable income tax treaty. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

Payments on common stock and constructive dividends

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see “—U.S. Holders—Constructive distributions” above) will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States or, where an applicable treaty so provides, dividends that are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

In the case of any deemed dividend, it is possible that the U.S. federal tax on such deemed dividend would be withheld from interest, shares of common stock, or sales proceeds paid or credited to the non-U.S. holder.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, the non-U.S. holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, exchange or other disposition of notes or of shares of common stock

Any gain realized by a non-U.S. holder upon the sale, exchange, retirement, redemption or other disposition of notes or upon the sale, exchange, redemption or other disposition of a share of common stock generally will not be subject to U.S. federal income tax or withholding tax unless:

•	such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

in the case of an amount which is attributable to interest, the non-U.S. holder does not meet the conditions for exemption from U.S. federal withholding tax, as described in “Payment with respect to the notes” above;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We believe that we are not, have never been and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation” for U.S. federal income tax purposes and our common stock is and continues to be regularly traded on an established securities market, a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax upon the sale, exchange, retirement, redemption, repurchase or other disposition of the notes or our common stock provided that it does not actually or constructively hold (at any time during the shorter of the five year period preceding the date of disposition or the non-U.S. holder’s holding period) more than five percent of our common stock, including any common stock that may be received upon conversion of the notes and that on the date of acquisition of the notes, such non-U.S. holder does not own notes with a fair market value of more than five percent of the fair market value of our common stock.

Conversion of Notes

The conversion of a note solely into shares of our common stock and cash in lieu of a fractional share of our common stock generally will not be a taxable event, except that (1) a non-U.S. holder’s receipt of cash in lieu of a fractional share will be treated as a sale or other taxable disposition of such note and (2) the fair market value of the shares of our common stock you receive with respect to accrued interest will be treated as a payment of interest.

Non-U.S. holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. holders.

Section 871(m)

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate).

Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the notes should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the notes under these rules if the notes were deemed reissued. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the notes.

Backup Withholding and Information Reporting

U.S. Holders

Information reporting requirements will generally apply to all payments we make to U.S. holders and to the proceeds from a sale of notes or shares of common stock received by U.S. holders. A backup withholding tax will apply to those payments if the U.S. holder fails to provide a taxpayer identification number, or a certification of exempt status, or if the U.S. holder fails to report in full interest and dividend income. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability, provided that required information is timely furnished to the IRS.

Non-U.S. Holders

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make to it provided that we do not have actual knowledge or reason to know that it is a United States person, as defined in the Code, and the non-U.S. holder has satisfied the certification requirements described above under “—Non-U.S. Holders—Payments with respect to the notes.” In addition, a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale, exchange or other disposition of notes or shares of common stock within the United States or conducted through certain U.S.-related financial intermediaries, if (i) the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. person is a United States person, as defined in the Code, or (ii) the non-U.S. person otherwise establishes an exemption. In general, we must report annually to the IRS and to each non-U.S. holder any payments on the notes and our common stock and the proceeds from their sale or other disposition, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) generally impose withholding at a rate of 30% on interest and dividends (including deemed dividends) paid on, and the gross proceeds of a disposition of, debt obligations or stock in a United States corporation (if such sale or other disposition occurs after December 31, 2018) paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes.

Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND COMMON STOCK RECEIVED UPON CONVERSION, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

ERISA CONSIDERATIONS

Each fiduciary of a pension plan, profit-sharing or other employee benefit plan subject to the fiduciary standards of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA plan”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the document and instruments governing the ERISA Plan. In addition, fiduciaries of other types of employee benefit plans that may be exempt from the fiduciary standards of ERISA, including governmental plans (as defined in Section 3(32) of ERISA), non-electing church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Exempt Plans”), should consider the fiduciary requirements of any similar provisions under other applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”) before authorizing an investment in the notes.

In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the ERISA Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the ERISA Plan’s portfolio composition with regards to diversification, and (c) the projected return of the ERISA Plan’s total portfolio relative to the anticipated cash flow needs of the ERISA Plan. In addition, fiduciaries of ERISA Plans should determine whether the particular type of securities in which they propose to invest poses more specific concerns under ERISA. We make no representation with respect to whether an investment in the notes would be a suitable investment for any ERISA Plan. It is the obligation of the fiduciaries of an ERISA Plan to consider whether an investment in the notes by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification, and other applicable standards of ERISA.

In addition, we and certain of our subsidiaries and affiliates may each be considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many ERISA Plans, as well as many individual retirement accounts, Keogh plans and other types of plans defined in Section 4975(e)(1) of the Code (collectively, “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which the we or any of our affiliates is a party in interest or disqualified person, unless the notes are acquired pursuant to an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for any parties in interest or disqualified persons who participate in the transaction, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with a person that is a party in interest or disqualified person solely by reason of providing services to Plans or being an affiliate of such a service provider and in connection with which the Plan receives no less, nor pays no more, than adequate consideration (the “Service Provider Exemption”).

Because we or the manager or underwriter or more of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. In addition, prohibited transaction rules similar to those described above may also apply to Exempt Plans under similar laws. The notes may not be purchased, held or disposed of by any Exempt Plan or any other person investing assets of any Exempt Plan, unless such purchase, holding or disposition is not prohibited under such similar laws. Therefore, any purchaser, including any fiduciary purchasing on behalf of a Plan or Exempt Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase or holding of the notes that either (a) it is not a Plan, Plan Asset Entity or Exempt Plan and is not purchasing or holding such notes on behalf of or with assets of any Plan, Plan Asset Entity or any Exempt Plan or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of an Exempt Plan, any similar laws).

In addition, any purchaser that is a Plan, Plan Asset Entity or Exempt Plan that is acquiring notes on behalf of a Plan, Plan Asset Entity or Exempt Plan, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Exempt Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) neither we nor the dealer or underwriter or any of their respective affiliates (collectively the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulations thereunder, or with respect to an Exempt Plan under any similar laws) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by the Seller of any rights in connection with the notes, (b) no advice provided by the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from the Seller to the purchaser with respect to the notes is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the fiduciary requirements or prohibited transaction rules of ERISA or the Code or any similar laws applicable to Exempt Plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to such plans and vehicles and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in fiduciary violations or non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Exempt Plan consult with their legal counsel prior to directing any such purchase.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans or Exempt Plans and should not be construed as legal advice or a legal opinion. If you are the fiduciary of an ERISA Plan or a plan subject to similar laws, or an insurance company that is providing investment advice or other features to an ERISA Plan or a plan subject to similar laws, and you propose to invest in the notes described in this prospectus supplement with the assets of the plan, you should consult your own advisors for further guidance.

UNDERWRITING

Raymond James & Associates, Inc. is acting as the sole underwriter of this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated October 26, 2016, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, $125.0 million principal amount of the notes.

The underwriting agreement provides that the obligations of the underwriter to purchase and accept delivery of the notes offered by this prospectus supplement are subject to approval by its counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriter is obligated to purchase and accept delivery of all of the notes offered by this prospectus supplement, if any are purchased, other than those covered by the option to purchase additional notes described below.

Stabilization

In connection with the offering of the notes, the underwriter may engage in stabilizing transactions and syndicate covering transactions. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Commission and Discounts

The underwriter proposes to offer the notes directly to the public at the public offering price indicated on the cover page of this prospectus supplement less a concession not to exceed 1.35% per note. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The notes are offered by the underwriter as stated in this prospectus supplement, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.

The following table summarizes the underwriting compensation to be paid to the underwriter by us. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to below, will be approximately $700,000.

	Per Note	Total
Public offering price of the notes	$1,000.00	$125,000,000.00
Underwriting discounts and commissions in connection with the notes offering	$22.50	$2,812,500.00
Proceeds, before expenses, to us	$977.50	$122,187,500.00

Market Making

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any stock exchange. We have been advised by the underwriter that it intends to make a market in the notes but they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that prices that you receive when you sell will be favorable. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

Indemnification

We have agreed to indemnify the underwriter against various liabilities, including certain liabilities under the Securities Act, and the Exchange Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Lock-up Agreements

We and our officers and directors have agreed that, for a period beginning on the date of the lock-up agreement and continuing through the close of trading on the date that is 60 days after the date of the underwriting agreement, we and they will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any relevant security. “Relevant security” means the common stock, any other of our or our subsidiaries’ equity securities or any of and any security convertible into, or exercisable or exchangeable for, any common stock or other such equity security. Raymond James & Associates, Inc. in its sole discretion may release any relevant securities subject to these lock-up agreements at any time without notice.

The foregoing restrictions do not apply to certain transactions by our directors and officers, including:

(1) bona fide gifts or gifts by will or intestacy;

(2) the transfer of relevant securities to their affiliates, as such term is defined in Rule 405 under the Securities Act;

(3) the transfer of relevant securities to any trust for their direct or indirect benefit or their immediate family; provided that any such transfer shall not involve a disposition for value;

(4) the transfer of relevant securities with the written consent of Raymond James & Associates, Inc.;

(5) the cashless surrender, forfeiture or other disposition to reimburse or pay income tax in connection with the vesting of outstanding restricted stock awards;

(6) transactions in relevant securities acquired in the open market after the completion of the offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the lock-up period); or

(7) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of relevant securities shall be made pursuant to a Plan prior to the expiration of the lock-up period (as the same may be extended pursuant to the provisions hereof); provided further, that we are not required to report the establishment of such Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and do not otherwise voluntarily effect any such public filing or report regarding such Plan.

In the case of any transfer pursuant to (1) through (4) above, each resulting transferee (or trustee, as applicable) of a relevant security is required to execute and deliver to Raymond James & Associates, Inc. an agreement satisfactory to it certifying that such transferee is bound by the terms of the lock-up agreement.

Settlement Cycle

We expect that the delivery of the notes will be made through DTC on or about November 1, 2016, which is three business days following the date of confirmation of sales of the notes (this settlement cycle being referred to as “T+3”).

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriter or by its affiliates. Other than the prospectus supplement in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus, or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

LEGAL MATTERS

Our counsel, Locke Lord LLP, Houston, Texas will pass upon certain legal matters for us in connection with the offering of the notes. Maslon LLP, Minneapolis, Minnesota, will also pass upon matters governed by Minnesota law. Certain legal matters will be passed upon for the underwriter by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Helix Energy Solutions Group, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2015 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm, as it relates to the audits of the financial statements of Deepwater Gateway, L.L.C. (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 50% interest) and Independence Hub, LLC (a limited liability company in which Helix Energy Solutions Group, Inc. owns a 20% interest) for the year ended December 31, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

HELIX ENERGY SOLUTIONS GROUP, INC.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings: (1) common stock, no par value; (2) preferred stock, $.01 par value, in one or more series, which may be convertible into or exchangeable for debt securities or common stock; (3) unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock; (4) warrants to purchase our debt securities, preferred stock and common stock, which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; and (5) units that include any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.

You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “HLX.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 1 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2016.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by

i

reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.” If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part because that representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in that agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

As used in this prospectus, “we,” “us,” “our,” and “Helix” means Helix Energy Solutions Group, Inc. and, where the context requires, includes our operating subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.HelixESG.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 11 Wall Street-22nd Floor, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 22, 2016, for the quarter ended June 30, 2016, filed with the SEC on July 22, 2016 and for the quarter ended September 30, 2016, filed with the SEC on October 21, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, April 25, 2016, May 12, 2016, May 26, 2016, June 3, 2016, and August 11, 2016;

•

the portions of our definitive Proxy Statement for our Annual Meeting of Shareholders held on Thursday, May 12, 2016 that are deemed “filed” with the SEC under the Exchange Act, filed on March 28, 2016; and

•

the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North,

Suite 400

Houston, TX 77043

(281) 618-0400

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference contain forward-looking information regarding Helix Energy Solutions Group, Inc. and represent our expectations and beliefs concerning future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which are subject to change;

•

statements regarding the construction, upgrades or acquisition of vessels or equipment and any anticipated costs related thereto, including the construction of our Q7000 vessel and the construction of the Siem Helix 2 to be used in connection with our contracts to provide well intervention services offshore Brazil;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital, debt and liquidity, or other financial items;

•	statements regarding our backlog and long-term contracts;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding our trade receivables and their collectability;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements regarding our ability to retain key members of our senior management and key employees;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include:

•	the impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	the impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•	the impact of any potential cancellation, deferral or modification of our work or contracts by our customers;

•

unexpected delays in the delivery or chartering or customer acceptance of new vessels for our well intervention and robotics fleet, including the Q7000, the Grand Canyon III, and the Siem Helix 1 and the Siem Helix 2 to be used to perform contracted well intervention work offshore Brazil;

•	unexpected future capital expenditures, including the amount and nature thereof;

•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;

•	the effects of our indebtedness and our ability to reduce capital commitments;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments;

•	the impact of the vote in the U.K. to exit the European Union on our business, operations and financial condition, which is unknown at this time;

•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the effectiveness of our current and future hedging activities;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

Our actual results could differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those described in Item 1A. “Risk Factors” in our 2015 Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made and, other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

v

HELIX ENERGY SOLUTIONS GROUP, INC.

Helix was originally incorporated in California in 1979 and later reincorporated in the state of Minnesota in 1983. We are an international offshore energy company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe that focusing on these services will deliver favorable long-term financial returns. From time to time, we make strategic investments that expand our service capabilities or add capacity to existing services in our key operating regions. We seek to provide services and methodologies that we believe are critical to maximizing production economics. We provide services primarily in deepwater in the U.S. Gulf of Mexico, North Sea, Asia Pacific and West Africa regions, and are expanding our operations offshore Brazil. Our “life of field” services are segregated into three reportable business segments: Well Intervention, Robotics and Production Facilities.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “HLX.”

Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 and our telephone number is (281) 618-0400. We maintain a website at http://www.HelixESG.com. Information contained on this website does not constitute part of this prospectus or any prospectus supplement, and you should rely only on the information contained in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus and any prospectus supplement when making a decision whether to invest in our securities.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risks emerge from time to time, and it is not possible for us to predict all risks. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,							Nine Months Ended September 30, 2016
	2015		2014	2013	2012		2011
Ratio of Earnings to Fixed Charges	—	(a)	6.0	3.4	—	(a)	1.0	—	(a)

(a)	For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2012, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $42.8 million in the nine months ended September 30, 2016, $357.9 million in 2015 and $123.1 million in 2012 to achieve coverage of 1:1 in each of those respective periods.

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt issue costs and discount and an estimate of the interest within rental expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the periods indicated on a consolidated basis:

	Year Ended December 31,							Nine Months Ended September 30, 2016
	2015		2014	2013	2012		2011
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	(a)	6.0	3.4	—	(a)	1.0	—	(a)

(a)	For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2012, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $42.8 million in the nine months ended September 30, 2016, $357.9 million in 2015 and $123.1 million in 2012 to achieve coverage of 1:1 in each of those respective periods.

In calculating the ratio of earnings to combined fixed charges and preferred dividends, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense. “Preferred dividends” represent the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of the material terms of our capital stock contained in our articles of incorporation is only a summary. You should read it together with our articles of incorporation and our bylaws, each as amended to date, which have been filed with SEC and included as exhibits to documents that are incorporated by reference into this prospectus. You should also read the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, which is incorporated by reference into this prospectus.

Common Stock

Our articles of incorporation authorizes the issuance of up to 240,000,000 shares of common stock, no par value. As of October 19, 2016, there were 120,551,780 shares of common stock issued and outstanding. We do not have any shares of common stock held in treasury. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any). The holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our articles of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	preferential rights to receive dividends, if any

•	the preference rights to assets upon liquidation, if any;

•	the rights of conversion into common stock or other securities, if any;

•	any redemption or sinking fund provisions;

•	the voting rights, if any; and

•	the terms of any other preferences, limitations or relative rights, if any, applicable.

The preferred stock, when issued, will be fully paid and nonassessable.

DESCRIPTION OF OUR DEBT SECURITIES

In this Description of Our Debt Securities, references to “us,” “we,” or “our” are to Helix Energy Solutions Group, Inc. and not our subsidiaries or affiliates.

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	any conversion or exchange features;

•

if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•

if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent, which we refer to as the Warrant Agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•

the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

DESCRIPTION OF UNITS

We may issue units that include senior or subordinated debt securities, preferred stock, common stock or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	in any other matter permitted by law.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on the New York Stock Exchange or another national stock exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters relating to Minnesota law will be passed upon for us by Maslon LLP.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Helix Energy Solutions Group, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2015 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm, as it relates to the audits of the financial statements of Deepwater Gateway, L.L.C. (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 50% interest) and Independence Hub, LLC (a limited liability company in which Helix Energy Solutions Group, Inc. owns a 20% interest) for the year ended December 31, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

$125,000,000

4.25% Convertible Senior Notes due 2022

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

October 26, 2016